Exhibit 10.1

ASSET PURCHASE AGREEMENT

BY AND BETWEEN:

PHOENIX APPS INC., a Nevada corporation (hereinafter referred to as the “Corporation”);
- And -

COREY WADDEN, an individual residing in Ontario, Canada (“Wadden”) and SABA MIRZAAGHA, an individual residing in Ontario, Canada (“Mirzaagha”) (hereinafter each of Wadden and Mirzaagha are referred to individually as an “Owner” and collectively as the “Owners”).

ASSET PURCHASE AGREEMENT

Dated as of November 30, 2015

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of the 30th day of November 2015, by and between PHOENIX APPS INC., a Nevada corporation (the “Corporation”), COREY WADDEN, an individual residing in Ontario, Canada (“Wadden”), and SABA MIRZAAGHA, an individual residing in Ontario, Canada (“Mirzaagha”) (hereinafter each of Wadden and Mirzaagha are referred to individually as an “Owner” and collectively as the “Owners”).

WHEREAS, Owners are engaged in the business of developing Android and/or Apple mobile applications (the “Business”);

WHEREAS, the Corporation desires to purchase and acquire certain of the Owners’ assets, properties and contractual rights used in connection with the Business, and Owners desire to sell such assets, properties and contractual rights to the Corporation;

NOW THEREFORE in consideration of the mutual covenants, representations and warranties, which are to be made and performed by the respective Parties, it is hereby agreed as follows:

 ARTICLE I
INTERPRETATION

Section 1.01. Definitions. The following terms when used in this Agreement shall have the meanings hereby assigned to them:

“Action” means any claim, action, suit, formal or informal arbitration or mediation, inquiry, proceeding or investigation by or before any Governmental Entity or private authority;

“Business Day” shall mean any day other than a day which is a Saturday, a Sunday or a statutory holiday in Tempe, Arizona;

“Closing” shall mean the closing of the transactions contemplated by this Agreement;

“Effective Date” shall mean November 30, 2015;

“Effective Time” shall mean 12:01 a.m. MST on the Effective Date;

“Encumbrance” shall mean any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, pre-emptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Governmental Entity” shall mean any court or tribunal in any jurisdiction or any federal, state, municipal or other governmental body, agency, authority, department, commission, board or instrumentality;

“Liabilities” means all debts, liabilities and obligations, whether legal or equitable, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, foreseen or unforeseen, ordinary or extraordinary, patent or latent, including those arising under any applicable law, rule or regulation, or Action and those arising under any contract, agreement, arrangement, commitment or undertaking;

“Party” shall mean a Person, which is bound by this Agreement;

“Person” shall mean any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

“Regulations” shall mean all statutes, laws, codes, treaties, ordinances, decrees, rules, orders and regulations in effect from time to time and made by governments or Governmental Entities having jurisdiction over the Corporation, the Owners, or the Business;

“US” shall mean United States of America.

ARTICLE II
ASSET PURCHASE

Section 2.01.                                        Agreement of Asset Purchase. Subject to and upon the terms and conditions of this Agreement, the Corporation agrees to pay to Owners for the Assets (defined below) $60,000 US Dollars (the “Purchase Price”) and the Owners agree to cause the assets, properties and contractual rights used in connection with the Business as described in Exhibit A (collectively, the “Assets”) to be assigned to the Corporation (the “Asset Purchase”) as follows:

(a)	Upon full execution of this Agreement on the Effective Date:

1.	the Corporation shall pay an aggregate of $50,000 US Dollars directly to a bank account designated by Owners;

2.	the Corporation shall pay $10,000 to Marathon Marketing as a broker or finder commission in connection with the transactions contemplated by this Agreement; and

3.	the Owners shall cause the Financial Statements (as such term is defined below in Section 5.09(a)), all accounting and other documents related to the Business, including, but not limited to, all financial statements from October 2013 through the date of the Closing (as such term is defined below) and all supporting invoices, contracts, agreements, bank statements and tax filings, to be delivered to the Corporation.

Section 2.02.                                        Closing Location.  The closing of the Asset Purchase and the other transactions contemplated by this Agreement will occur on the Effective Date (the “Closing”), at the offices of the Corporation.

Section 2.03.                                        Owners’ Closing Documents.  At the Closing, Owners shall tender, or cause to be tendered, to Corporation:

(a)                  A Bill of Sale for the Assets and an Assignment of the Assets to the Corporation in the form attached hereto as Exhibit B, and such other separate instruments as Corporation reasonably requests; and

(b)                  Accounting and other documents related to the Business including, but not limited to, all financial statements from October 2013 through December 2015, and all supporting invoices, contracts, agreements, bank statements and tax filings, all in a form acceptable to the Corporation.

Section 2.04.                                        Corporation’s Closing Documents.  At the Closing, the Corporation will tender, or cause to be tendered:

(a)	The sum of $60,000 US Dollars, which shall be paid as described in Section 2.01(a)1 and 2 above, provided however that the Corporation shall have up to ninety (90) days to remit such amounts; and

(b)	To each Owner an Employment Agreement in the form attached hereto as Exhibit C.

Section 2.05.                                        Non-Assumption of Liabilities.  Corporation shall not, by the execution and performance of this Agreement or otherwise (including under theories of successor liability), assume, become responsible for or incur any Liability of any nature of any Owner or any other Person.  Each Owner agrees that they shall pay and discharge all such Liabilities as and when they become due and payable.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.	Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement and at the Effective Date.

Section 3.02.	Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Closing.

Section 3.03.                                         Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04.	Each Party acknowledges that the restrictions contained in Section 6.07 (Public Notices) shall continue to apply after the Closing under this Agreement without limit in time.

Section 3.05. All representations, warranties, covenants and agreements contained in this Agreement on the part of each of the Parties shall survive the Effective Date and the Assignment. If no claim shall have been made under this Agreement against a Party with respect to any incorrectness in or breach of any representation or warranty made by that Party in this Agreement within six months following the Effective Date, that Party shall have no further liability with respect to the representation or warranty.

Section 3.06.  The representations and warranties contained in clauses 3.01 and 3.02 herein of this Agreement shall be deemed to apply to all and shall not merge or diminish as a result of the Asset Purchase as contemplated hereunder.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

Section 4.01.                                        Organization, Standing and Authority; Foreign Qualification. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02.                                        Corporate Authorization. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Corporation, and this Agreement constitutes a valid and binding agreement of the Corporation.

Section 4.03.                                        No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)	Violate any provision of the Articles of Incorporation, By-laws or other charter or organizational document of the Corporation;
(b)	Violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Corporation or upon the assets or business of the Corporation; or
(c)	Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Corporation or to the properties or business of the Corporation.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OWNERS

The Owners represent and warrant to the Corporation as follows:

Section 5.01.                                        Standing and Authority; Foreign Qualification. Owners have all requisite power and authority to own, transfer and assign the Assets and to conduct its their business as presently conducted and as proposed to be conducted and are duly qualified or licensed in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02.                                        Authorization. The execution, delivery and performance by the Owners of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Owners. The Owners have duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of the Owners.

Section 5.03.                                        Title to the Assets. Upon completion of the Assignment, the Corporation shall be the beneficial and record holder of the Assets, without any Encumbrances thereon.

Section 5.04.                                        Tax Advice. Owners are responsible for obtaining such legal, including tax, advice as they consider necessary or appropriate in connection with the execution, delivery and performance by them of this Agreement and the transactions contemplated herein.

Section 5.05                                        No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)            Violate any provision of any agreements pertaining to any of the Assets;

(b)            Violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which any Owner is a party or by or to which either of their assets or properties, including the Assets, may be bound or subject;

(c) Violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon any Owner or upon any of the Assets;

(d) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to any Owner or to any of the Assets; or

(e) Result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by any Owner or related to any of the Assets.

Section 5.06.  Compliance with Laws.  To the best of Owners’ knowledge, neither Owner is in violation of any applicable order, judgment, injunction, award or decree nor are either of them in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on any of the Assets and neither Owner has received written notice that any violation is being alleged.

Section 5.07.                                        Material Information.  This Agreement, the Exhibits attached hereto and all other information provided, in writing, by any Owner or representatives thereof, to the Corporation, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Corporation in writing which, individually or in the aggregate, could have a material adverse effect on Owners or the Assets or a material adverse effect on the ability of Owners to perform any of their obligations pursuant to this Agreement or on the ability of Owners or the Corporation to operate any of the Assets.

Section 5.08.  Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Owners or the Assets.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Owners, threatened against or involving any Owner or their assets, or any of the Assets.

Section 5.09.                                        Financial Statements.  (a) Owners have provided to the Corporation financial statements pertaining to the Assets and the Business for the last three (3) fiscal years ended immediately prior to the Effective Date that are an accurate portrayal of the operations of the Assets and the Business (the “Financial Statements”).

(b)          The Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of the Assets and the Business.

Section 5.10.  Status of Assets and the Business. The Assets and the Business are, and at the time of the Asset Purchase and the Closing shall be, in good standing and free from any Encumbrances whatsoever.

Section 5.11.                                        Brokerage.  Except for Marathon Marketing as set forth in Section 2.01(a)(2), no broker or finder has acted, directly or indirectly, for Owners nor have Owners incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

ARTICLE VI
 MISCELLANEOUS PROVISIONS
Section 6.01.  Assignment.  The rights of the Parties shall not be assignable without the prior written consent of the other Party, which assignment shall not be unreasonably withheld.

Section 6.02. Expenses. Each Party to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

Section 6.03.  Governing Law.  This Agreement shall be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Arizona applicable therein to the exclusion of any conflicts of laws rules, which would refer the matter to the laws of another jurisdiction.  Each Party accepts the exclusive jurisdiction of the courts of the State of Arizona and all courts of appeal there from.

Section 6.04.  Time.  Time shall be of the essence in this Agreement.
Section 6.05.  No Amendment Except in Writing.  This Agreement may be amended only by written instrument executed by all of the Parties hereto.

Section 6.06.  Further Assurances.  The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions, whether before or after the Effective Date.

Section 6.07.  Notices.                                                      The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

IN WITNESS WHEREOF the Parties have executed this Asset Purchase Agreement on the date first above written.

PHOENIX APPS INC.,                                                                                                                                                            OWNERS
a Nevada corporation

By:                          /s/ Yi Xing Wang                                                                                                          /s/ Corey Wadden
Name:                       Yi Xing Wang                                                                                                              Corey Wadden
Title:                          President
                                                                                                                             /s/ Saba Mirzaagha
                                                                                                                             Saba Mirzaagha

Exhibit A
Identification the Assets

Assets:

Domains & Social Media assets:
http://phoenixapps.ca
http://facebook.com/phoenixapps
http://facebook.com/echobayapps

Apps and code for the following portfolios:
iOS -https://itunes.apple.com/ca/artist/phoenix-apps/id606986853

Amazon -http://www.amazon.com/s/ref=bl_sr_mobile-apps?_encoding=UTF8&fieldbrandtextbin=
Phoenix%20Apps&node=2350149011

iOS: https://itunes.apple.com/ca/artist/echo-bay-apps/id580965516

Amazon: http://www.amazon.com/s/ref=bl_sr_mobile-apps?_encoding=UTF8&fieldbrandtextbin=
Echo%20Bay%20Apps&node=2350149011

Advertising accounts where possible to transfer to a new owner and any other social media, source codes,

Exhibit B

BILL OF SALE AND ASSIGNMENT OF ASSETS

Effective as of November 30, 2015, COREY WADDEN, an individual residing in Ontario, Canada (“Wadden”) and SABA MIRZAAGHA an individual residing in Ontario, Canada (“Mirzaagha”) (collectively, the “Grantors”), for good and valuable consideration and pursuant to that Asset Purchase Agreement dated as of November 30, 2015 (the “Purchase Agreement”), among PHOENIX APPS INC., a Nevada corporation (“Grantee”) and Grantors, Grantors hereby sell, assign, transfer, convey and deliver to Grantee all of Grantors’ right, title and interest in all of the Assets described in Schedule 1 attached hereto.
TO HAVE AND TO HOLD all such Assets unto Grantee and its successors and assigns to and for its or their use forever.
Grantors shall execute and deliver, at the request of Grantee, such further instruments of transfer, and shall take or cause to be taken such other or further actions, as shall reasonably be requested for purposes of carrying out the transactions contemplated under the Purchase Agreement.
This Bill of Sale and Assignment of Assets is delivered pursuant to Section 2.03(a) of the Purchase Agreement and shall be construed consistently with the Purchase Agreement.  Capitalized terms used in this instrument shall have the meanings given them in the Purchase Agreement.
IN WITNESS WHEREOF, Grantors have executed and delivered this Bill of Sale and Assignment of Assets effective as of the date first above written.
Grantors:	COREY WADDEN

By: /s/ Corey Wadden
Name: Corey Wadden

SABA MIRZAAGHA

By: /s/ Saba Mirzaagha
Name: Saba Mirzaagha

Schedule 1

Assets:

Domains & Social Media assets:
http://phoenixapps.ca
http://facebook.com/phoenixapps
http://facebook.com/echobayapps

Apps and code for the following portfolios:
iOS -https://itunes.apple.com/ca/artist/phoenix-apps/id606986853

Amazon -http://www.amazon.com/s/ref=bl_sr_mobile-apps?_encoding=UTF8&fieldbrandtextbin=
Phoenix%20Apps&node=2350149011

iOS: https://itunes.apple.com/ca/artist/echo-bay-apps/id580965516

Amazon: http://www.amazon.com/s/ref=bl_sr_mobile-apps?_encoding=UTF8&fieldbrandtextbin=
Echo%20Bay%20Apps&node=2350149011

Advertising accounts where possible to transfer to a new owner and any other social media, source codes,

Exhibit C

EMPLOYMENT AGREEMENT